Exhibit 99.1
Saga Communications, Inc.
Reports 3rd Quarter 2011 Results
Contact:
Samuel D. Bush
313/886-7070
Grosse Pointe Farms, MI — November 3, 2011 — Saga Communications, Inc. (NYSE Amex-SGA) today reported net income for the 3rd quarter increased 3.9% to $3.7 million ($0.87 per fully diluted share compared to $0.84 per fully diluted share for the same period last year). Free cash flow was flat with the same period last year at $6.0 million. For the three month period ended September 30, 2011, net operating revenue decreased 1.0% from the comparable period in 2010 to $32.5 million with operating income of $7.0 million compared to $7.4 million for the same period last year. For the same period, station operating expense was also even with last year at $23.6 million (station operating expense includes depreciation and amortization attributable to the stations).
For the nine month period free cash flow increased 10.6% to $15.5 million compared to $14.0 million for the same period in 2010. The Company’s net operating revenue increased 0.8% to $94.4 million while station operating expense increased 0.8% compared to the same period last year to $69.9 million (station operating expense includes depreciation and amortization attributable to the stations). Operating income was $18.6 million compared to $18.8 million for the same period last year and net income for the period was $8.5 million ($2.01 per fully diluted share compared to $2.50 per fully diluted share for the same period last year).
Capital expenditures in the third quarter of 2011 were $1.6 million compared to $1.1 million for the same period last year. For the nine month period capital expenditures were $4.1 million compared to $3.3 million for the same period last year. The Company currently expects to spend approximately $5.5 — $6.0 million for capital expenditures during 2011.
The Company continues to maintain a solid balance sheet with $7.6 million in cash balances as of September 30, 2011. As of September 30, 2011, the Company’s outstanding bank debt was $75.3 million. The trailing 12 month leverage ratio calculated as a multiple of consolidated EBITDA was 2.2 times.
Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by

Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data table.
Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.
Saga’s 3rd Quarter 2011 conference call will be on Thursday, November 3, 2011 at 2:00 p.m. EDT. The dial-in number for all calls is (612) 332-0107. A transcript of the call will be posted to the Company’s web site after the call.
The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on November 3, 2011 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Nine Months Ended
September 30, 2011 and 2010
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Operating Results
Net operating revenue	$32,494	$32,810	$94,385	$93,684
Station operating expense	23,553	23,629	69,912	69,346
Corporate general and administrative	1,965	1,741	5,854	5,520

Operating income	6,976	7,440	18,619	18,818
Interest expense	646	1,375	2,837	4,362
Write-off revolving credit facility debt issuance costs	—	—	1,326	—
Other (income) expense, net	27	13	—	(3,398)

Income before income tax	6,303	6,052	14,456	17,854
Income tax expense	2,609	2,495	5,930	7,285

Net income	$3,694	$3,557	$8,526	$10,569

Earnings per share
Basic	$0.87	$0.84	$2.01	$2.50

Diluted	$0.87	$0.84	$2.01	$2.50

Weighted average common shares	4,242	4,236	4,238	4,230
Weighted average common and common equivalent shares	4,246	4,236	4,242	4,230

Free Cash Flow
Net income	$3,694	$3,557	$8,526	$10,569
Plus: Depreciation and amortization:
Station	1,826	1,885	5,339	5,583
Corporate	60	57	173	163
Deferred tax provision	1,900	1,430	3,950	3,625
Non-cash compensation	75	187	311	715
Debt issuance cost write-off	—	—	1,326	—
Other (income) expense, net	27	13	—	(3,398)
Less: Capital expenditures	(1,618)	(1,113)	(4,140)	(3,259)

Free cash flow	$5,964	$6,016	$15,485	$13,998

Balance Sheet Data
Working capital			$14,748	$15,185
Net fixed assets			$64,211	$66,473
Net intangible assets and other assets			$96,675	$97,117
Total assets			$192,190	$202,720
Long-term debt (including current portion of $4,000 and $11,088, respectively)			$76,328	$105,578
Stockholders’ equity			$88,798	$75,298

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three and Nine Months Ended
September 30, 2011 and 2010
(amounts in 000’s)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2011:
Net operating revenue	$27,885	$4,609	$—	$32,494
Station operating expense	20,029	3,524	—	23,553
Corporate G&A	—	—	1,965	1,965

Operating income (loss)	$7,856	$1,085	$(1,965)	$6,976

Depreciation and amortization	$1,385	$441	$60	$1,886

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended September 30, 2010:
Net operating revenue	$28,089	$4,721	$—	$32,810
Station operating expense	20,134	3,495	—	23,629
Corporate G&A	—	—	1,741	1,741

Operating income (loss)	$7,955	$1,226	$(1,741)	$7,440

Depreciation and amortization	$1,447	$438	$57	$1,942

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2011:
Net operating revenue	$81,002	$13,383	$—	$94,385
Station operating expense	59,311	10,601	—	69,912
Corporate G&A	—	—	5,854	5,854

Operating income (loss)	$21,691	$2,782	$(5,854)	$18,619

Depreciation and amortization	$4,072	$1,267	$173	$5,512

			Corporate
	Radio	Television	and Other	Consolidated
Nine Months Ended September 30, 2010:
Net operating revenue	$80,894	$12,790	$—	$93,684
Station operating expense	59,184	10,162	—	69,346
Corporate G&A	—	—	5,520	5,520

Operating income (loss)	$21,710	$2,628	$(5,520)	$18,818

Depreciation and amortization	$4,312	$1,271	$163	$5,746

Saga Communications, Inc.
Selected Supplemental Financial Data
September 30, 2011
(amounts in 000’s except ratios)
(Unaudited)

		Less:	Plus:	Trailing
	12 Mos Ended	9 Mos Ended	9 Mos Ended	12 Mos Ended
	December 31,	September 30,	September 30,	September 30,
	2010	2010	2011	2011
Trailing 12 Month Consolidated EBITDA (1)
Net income	$15,136	$10,569	$8,526	$13,093
Less: Loss on sale of assets	(386)	(364)	(109)	(131)
Other gains	—	201	109	(92)
Gain on license downgrade	3,756	3,561	—	195
Loss on write-off of unamortized debt issuance costs	—	—	(1,326)	(1,326)
Other	46	24	201	223

Total exclusions	3,416	3,422	(1,125)	(1,131)

Consolidated adjusted net income (1)	11,720	7,147	9,651	14,224
Plus: Interest expense	5,622	4,362	2,837	4,097
Income tax expense	10,400	7,285	5,930	9,045
Depreciation & amortization expense	7,718	5,746	5,512	7,484
Amortization of television syndicated programming contracts	732	541	543	734
Non-cash stock based compensation expense	927	715	311	523
Less: Cash television programming payments	(744)	(552)	(536)	(728)

Trailing twelve month consolidated EBITDA (1)	$36,375	$25,244	$24,248	$35,379

Total long-term debt, including current maturities				$76,328
Divided by trailing twelve month consolidated EBITDA (1)				35,379

Leverage ratio				2.2

     (1) As defined in the Company’s credit facility.